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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 2, 2001, except as to the subsequent events described in
Note 14 which is as of March 20, 2001, relating to the financial statements of LendingTree, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial Data" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP


Charlotte, North Carolina
June 28, 2001